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                                                                    Exhibit 16.1



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


June 14, 2002


Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 14, 2002 of BTU International, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,




/s/ARTHUR ANDERSEN LLP


Cc:
Mr. Thomas P. Kealy
Vice President, Corporate Controller and
   Chief Financial Officer
BTU International, Inc.